UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 28, 2006
(Date of earliest event reported)

NEXTPHASE WIRELESS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27339	88-0343832
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 S. Harbor Boulevard, Suite 500, Anaheim, California 92805
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (714) 765-0010
________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of New Director:

On December 22, 2006, the Board appointed Mr. Thomas Hemingway to the Board of Directors as Chairman. The information set forth under Item 5.02 of this current report on Form 8-K in regard to Mr. Hemingway is hereby incorporated by reference. It is undetermined as to which, if any, committees Mr. Hemingway will sit on as a member. Mr. Hemingway has no family relationship with any other member of the board, and has not engaged in any related transactions with our Company.

Mr. Hemingway is currently Director, President and CEO of Redwood Investment Group. Previously, he served as Chief Executive Officer and Chairman of Oxford Media; CEO and Chairman of Esynch Corporation; Chairman and CEO of Intermark Corporation; President and CEO of Omni Advanced Technologies; President and CEO Intellinet Information Systems. In addition, Mr. Hemingway has been a consultant and / or served as a board member for several NASDAQ and privately held companies, including Smart House /LV, Great American Coffee Company, Financial Media Group, Inc., CBC and Pure Bioscience. Mr. Hemingway has spent the past two decades in various advisory and deal-making capacities within the financial services sector.

Appointment of Principal Officers:

On December 22, 2006, the Board appointed Mr. Thomas Hemingway as Chief Operating Officer and Secretary of our Company. The information set forth under Item 5.02 above, in this of this current report on Form 8-K in regard to Mr. Thomas Hemingway is hereby incorporated by reference into this Item 5.02.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

99.1	Press release issued by NextPhase Wireless, Inc., dated December 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEXTPHASE WIRELESS, INC.

Date: December 28, 2006	By:	/s/ Robert M. Ford
Robert M. Ford Chief Executive Officer